EXHIBIT 10.1

COMPENSATION INFORMATION FOR NAMED EXECUTIVE OFFICERS
Approved on january 30, 2013

The table below provides information regarding the 2012 cash bonus and 2013 bonus target for each named executive officer of Company:

Named Executive Officer	2012 Cash Bonus	2013 Bonus Target (% of Base Salary)
David L. Brown Chief Executive Officer	$784,000	145%
Kevin M. Carney Chief Financial Officer	$280,000	85%
Jason Teichman Chief Marketing Officer	$267,750	90%
Roseann Duran Chief People Officer	$195,000	75%

The table below provides information regarding the equity grants for each named executive officer of Company:

Named Executive Officer	Number of Restricted Stock Granted(1)	Number of Stock Options Granted(2)	Vesting Commencement Date
David L. Brown Chief Executive Officer	196,000	196,000	January 30, 2013
Kevin M. Carney Chief Financial Officer	65,000	65,000	January 30, 2013
Jason Teichman Chief Marketing Officer	45,000	45,000	January 30, 2013
Roseann Duran Chief People Officer	24,000	24,000	January 30, 2013

(1) The restricted stock awards vest twenty-five percent (25%) annually over four (4) years, subject in each case to the named executive officer continuing to be an employee of the Company (except as otherwise provided in their respective individual employment agreements with the Company). The remaining terms and conditions of the restricted stock awards are set forth in the 2008 Equity Incentive Plan (the “2008 Plan”) and related agreement previously filed as Exhibits 99.2 and 99.3, respectively to the Company’s Registration Statement on Form S-8 (333-150872), filed with the Commission on May 13, 2008, and are qualified in their entirety by reference therein.

(2) The stock options vest in forty-eight (48) equal monthly installments over four (4) years, subject in each case to the named executive officer continuing to be an employee of the Company (except as otherwise provided in their respective individual employment agreements with the Company). The exercise price of the options is the closing price of the Company’s stock on the date of grant. The remaining terms and conditions of the stock options are set forth in the 2008 Plan and related agreement previously filed as Exhibits 99.2 and 99.3, respectively to the Company’s Registration Statement on Form S-8 (333-150872), filed with the Commission on May 13, 2008, and are qualified in their entirety by reference therein.

The table below provides information regarding the special equity grants for each named executive officer of Company, in connection with the Company’s integration of the Network Solutions business that was acquired in 2011:

Named Executive Officer	Number of Special Bonus Restricted Stock Granted (3)
David L. Brown Chief Executive Officer	50,000
Kevin M. Carney Chief Financial Officer	25,000
Jason Teichman Chief Marketing Officer	25,000
Roseann Duran Chief People Officer	16,000

(3) The restricted stock awards shall vest in full on the first day of the next “window period” as defined in the Company’s Stock Trading by Directors, Officers and Other Members of Management Policy. The remaining terms and conditions of the restricted stock awards are set forth in the 2008 Plan and related agreement previously filed as Exhibits 99.2 and 99.3, respectively to the Company’s Registration Statement on Form S-8 (333-150872), filed with the Commission on May 13, 2008, and are qualified in their entirety by reference therein.

The table below provides information regarding the discretionary SERP payment for each named executive officer of Company:

Amount of Discretionary Payment
Named Executive Officer	Contributed to SERP
David L. Brown
Chief Executive Officer	$112,000
Kevin M. Carney
Chief Financial Officer	$52,500
Jason Teichman
Chief Marketing Officer	$15,750
Roseann Duran
Chief People Officer	$26,000